UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01                                           Other Events

Effective as of November 1, 2017, the board of directors of Black Creek Industrial REIT IV Inc. (the “Company”) amended and restated the share redemption program applicable to Class I and Class W shares of the Company’s common stock, which was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2017, in order to make it applicable to all shares of the Company’s common stock, regardless of share class. Accordingly, the Company has terminated the share redemption program that had been applicable to Class T shares of the Company’s common stock. In addition, the amended and restated share redemption program provides that the 5% early redemption deduction is applicable to all shares of the Company’s common stock that have been outstanding for less than one year and provides for a 2.5% early redemption deduction applicable only to Class T shares that have been outstanding for at least one year but less than two years. There were no other changes made to the share redemption program that previously was applicable only to Class I and Class W shares of the Company’s common stock as part of this amendment and restatement. The description below is of the share redemption program, as amended and restated, effective as of November 1, 2017.

The Company expects that there will be no regular secondary trading market for shares of its common stock and that stockholders should view their investment in the Company’s common stock as long term with limited liquidity.  However, stockholders who have purchased shares from the Company or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to the Company all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described in the share redemption program. To the extent the Company’s board of directors determines that the Company has sufficient available cash for redemptions, the Company initially intends to redeem shares under its share redemption program on a monthly basis; however, the Company’s board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify the Company’s share redemption program.

While stockholders may request on a monthly basis that the Company redeem all or any portion of their shares pursuant to the Company’s share redemption program, the Company is not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in the Company’s discretion. In addition, the Company’s ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under the Company’s share redemption program, to the extent the Company determines to redeem shares in any particular month, the Company will only redeem shares as of the last calendar day of that month (each such date, a “Redemption Date”). Redemptions will be made at the transaction price in effect on the Redemption Date, except that shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price and Class T shares that have been outstanding for at least one year but less than two years will be redeemed at 97.5% of the transaction price. Each of these deductions is referred to as an “Early Redemption Deduction.” An Early Redemption Deduction will not be applied to Class W shares and Class I shares that have been outstanding for at least one year and Class T shares that have been outstanding for at least two years. Until the Company initially determines an NAV per share, which the Company expects will be as of a date no later than June 30, 2018, the transaction price will be equal to $10.00 per share. The Company will redeeem shares at a price that the Company believes reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed transaction price, in cases where the Company believes there has been a material change (positive or negative) to the NAV per share relative to the most recently disclosed monthly NAV per share. An Early Redemption Deduction may be waived in certain circumstances including: (i) in the case of redemption requests arising from the death or qualified disability of the holder; (ii) in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or (iii) with respect to shares purchased through the Company’s distribution reinvestment plan or received from the Company as a stock dividend. To have shares redeemed, a stockholder’s redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. An investor may withdraw its redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

Under the Company’s share redemption program, the Company may redeem during any calendar month shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of the Company’s aggregate NAV as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of the Company’s aggregate NAV of such classes of shares as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders’ redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of the Company’s aggregate NAV as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of the Company’s aggregate NAV as of the last calendar day of the prior calendar quarter.

Although the vast majority of the Company’s assets consist of properties that cannot generally be readily liquidated on short notice without impacting the Company’s ability to realize full value upon their disposition, the Company intends to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. The Company may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of the Company’s assets.

Should redemption requests, in the Company’s judgment, place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company as a whole, or should the Company otherwise determine that investing the Company’s liquid assets in real properties or other illiquid investments rather than redeeming the Company’s shares is in the best interests of the company as a whole, then the Company may choose to redeem fewer shares than have been requested to be redeemed, or none at all. In the event that the Company determines to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.

The preceding summary does not purport to be a complete summary of the share redemption program and is qualified in its entirety by reference to the share redemption program, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

4.1	Share Redemption Program, effective as of November 1, 2017.

EXHIBIT INDEX

4.1	Class W and Class I Share Redemption Program, effective November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

November 2, 2017	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Managing Director, Chief Financial Officer